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                                                                  Exhibit (3)(A)

                     PRINCIPAL UNDERWRITER'S AGREEMENT
                     ---------------------------------

     IT IS HEREBY AGREED by and between UNITED INVESTORS LIFE INSURANCE COMPANY ("INSURANCE COMPANY") on behalf of RETIREMAP VARIABLE ACCOUNT (the "Variable Account") and MAP INVESTMENTS, INC. ("PRINCIPAL UNDERWRITER") as follows:

     INSURANCE COMPANY proposes to issue and sell Individual Variable Deferred Annuity Contracts (Form-V96) (the "Contracts") of the Variable Account to the
public through PRINCIPAL UNDERWRITER.   The PRINCIPAL UNDERWRITER agrees to
provide sales service subject to the terms and conditions hereof.   The
Contracts to be sold are more fully described in the registration statement and
prospectus hereinafter mentioned.   Such Contracts will be issued by INSURANCE
COMPANY through the Variable Account.

                                      II

     INSURANCE COMPANY grants PRINCIPAL UNDERWRITER the exclusive right, during the term of this Agreement, subject to registration requirements of the Securities Act of 1933 and the Investment Company Act of 1940 and the provisions of the Securities Exchange Act of 1934, to be the distributor of the Contracts
issued through the Variable Account.   PRINCIPAL UNDERWRITER will sell the
Contracts under such terms as set by INSURANCE COMPANY and will make such sales to purchasers permitted to buy such Contracts as specified in the prospectus.

                                      III

     PRINCIPAL UNDERWRITER shall be compensated for its distribution services under the terms and conditions as set forth in a marketing agreement between the PRINCIPAL UNDERWRITER and INSURANCE COMPANY.

                                      IV

     On behalf of the Variable Account, INSURANCE COMPANY shall furnish PRINCIPAL UNDERWRITER with copies of all prospectuses, financial statements and other documents which PRINCIPAL UNDERWRITER reasonably requests for use in connection with the distribution of the Contracts. INSURANCE COMPANY shall provide to PRINCIPAL UNDERWRITER such number of copies of the current effective prospectuses as PRINCIPAL UNDERWRITER shall request.

                                       V

     PRINCIPAL UNDERWRITER is not authorized to give any information, or to make any representations concerning the Contracts or the Variable Account of INSURANCE COMPANY other than those contained in the current registration statements or prospectuses relating to the Variable Account filed with the Securities and Exchange Commission or such sales literature as may be authorized by INSURANCE COMPANY.

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                                      VI

     Both parties to this Agreement agree to keep the necessary records as indicated by applicable state and federal law and to render the necessary assistance to one another for the accurate and timely preparation of such records.

                                      VII

     This Agreement shall be effective upon the execution hereof and will remain in effect unless terminated as hereinafter provided. This Agreement shall automatically be terminated in the event of its assignment by PRINCIPAL UNDERWRITER.

     This Agreement may at any time be terminated by either party hereto upon 60 days' written notice to the other party.

                                     VIII

     All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if sent by First Class Mail, Registered or Certified, postage prepaid and properly addressed.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized.

     EXECUTED this _____ day of ____________, 1998.

                              INSURANCE COMPANY

                              UNITED INVESTORS LIFE INSURANCE COMPANY

                              By:___________________________________________

Attest:_____________________
       Secretary

                              PRINCIPAL UNDERWRITER

                              MAP INVESTMENTS, INC.

                              By:___________________________________________

Attest:____________________
       Secretary